As filed with the Securities and Exchange Commission on June 22, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
GREEN PLAINS INC.
(Exact name of registrant as specified in its charter)
Iowa (State or other jurisdiction of incorporation or organization)	84-1652107 (I.R.S. Employer Identification No.)
1811 Aksarben Drive
Omaha, NE 68106
(402) 884-8700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Ryan Loneman
General Counsel and Corporate Secretary
Green Plains Inc.
1811 Aksarben Drive
Omaha, NE 68106
(402) 884-8700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Benjamin N. Heriaud, Esq.
Sarah K. Morgan, Esq.
Alexandra M. Lewis, Esq.
Vinson & Elkins L.L.P.
1114 Avenue of the Americas, 32nd Floor
New York, New York 10036
(212) 237-0000
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS
GREEN PLAINS INC.
550,000 shares of Common Stock Offered by the Selling Stockholders
Issuable Upon Exercise of Outstanding Warrants

This prospectus relates to the resale or other disposition from time to time by the selling stockholders identified herein (each, a “Selling Stockholder” and together, the “Selling Stockholders”), of up to an aggregate of 550,000 shares of common stock, par value $0.001 per share (“common stock”), of Green Plains Inc. (the “Company,” “we,” “our” or “us”), comprised of 550,000 shares of common stock issuable on the exercise of common stock purchase warrants, exercisable at an exercise price of $0.01 per share, with an exercise period ending on June 16, 2036 (the “BlackRock Warrants”).
On June 16, 2026, the Company entered into a Membership Interest Purchase Agreement (the “Membership Interest Purchase Agreement”) with BlackRock Global Allocation Fund, Inc., BlackRock Global Allocation Collective Fund, Strategic Income Opportunities Bond Fund and BlackRock Total Return Bond Fund (collectively, the “Investors”), pursuant to which the Investors transferred to us their interests in Fluid Quip Technologies, LLC (“FQT”) in exchange for the issuance by us of the BlackRock Warrants to purchase 550,000 shares of common stock, allocated among the Investors in proportion to their respective interests in FQT. We are registering the resale of the common stock issuable upon exercise of the BlackRock Warrants as required by the warrant agreements (the “warrant agreements”), each dated as of June 16, 2026, that we entered into with the Investors.
This prospectus provides you with a general description of the shares of common stock offered hereby and the general manner in which the Selling Stockholders, upon exercise of the BlackRock Warrants, may offer such securities. More specific terms of any securities that the Selling Stockholders offer may be provided in a prospectus supplement, if required, that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.
We will not receive any of the proceeds from the sale of common stock by the Selling Stockholders. However, upon any exercise of the BlackRock Warrants (specified herein and held by the Selling Stockholders) by payment of cash, we will receive the exercise price of such warrants. Pursuant to the warrant agreements that govern the BlackRock Warrants, we will pay certain expenses, other than underwriting discounts and commissions, associated with the sale of common stock by the Selling Stockholders pursuant to this prospectus. Our registration of the common stock covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the shares of common stock. The Selling Stockholders may sell the common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell the common stock in the section entitled “Plan of Distribution.”
Our headquarters are located at 1811 Aksarben Drive, Omaha, Nebraska 68106. Our common stock is quoted under the symbol “GPRE” on The Nasdaq Global Market. On June 18, 2026, the closing price of our common stock on the Nasdaq Global Market was $14.82 per share. We will provide information in the related prospectus supplement for the trading market, if any, for any other securities that may be offered.
Prior to making a decision about investing in our securities, you should consider carefully any risk factors contained in a prospectus supplement, as well as the risk factors set forth in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings we may make from time to time with the Securities and Exchange Commission. See “Risk Factors” on page 4.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
You should read this prospectus and the applicable prospectus supplement for the specific security being offered and any related free writing prospectus carefully before you invest in any of our securities. This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.
The date of this prospectus is June 22, 2026.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, offer and sell the shares of common stock described in this prospectus in one or more offerings. This prospectus generally describes Green Plains Inc. and its securities, including its common stock. The Selling Stockholders may use the shelf registration statement to sell up to an aggregate of 550,000 shares of common stock from time to time through any means described in the section entitled “Plan of Distribution.”
We will not receive any proceeds from the sale of the common stock to be offered by the Selling Stockholders. Pursuant to the warrant agreements that govern the BlackRock Warrants, we will pay certain expenses, other than underwriting discounts and commissions, associated with the sale of shares of common stock by the Selling Stockholders pursuant to this prospectus.
More specific terms of any shares of the common stock that the Selling Stockholders offer may be provided in a prospectus supplement, if required, that describes, among other things, the specific amounts and prices of the common stock being offered and the terms of the offering. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find More Information” and “Incorporation of Documents by Reference.”
No offer of the common stock will be made in any jurisdiction where the offer is not permitted.
You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free-writing prospectus that we may authorize to be provided to you. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free-writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free-writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free-writing prospectus, or any sale of a security. We take no responsibility for, and can provide no assurances as to the reliability of, any different or inconsistent information that others may give you. Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the Registration Statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus contains such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this prospectus, and they may also be made a part of this prospectus by reference to other documents filed with the SEC, which is known as “incorporation by reference.”
This prospectus contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. These statements are based on current expectations which involve a number of risks and uncertainties and do not relate strictly to historical or current facts, but rather to plans and objectives for future operations. These statements include words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “outlook,” “plan,” “predict,” “may,” “could,” “should,” “will” and similar words and phrases as well as statements regarding future operating or financial performance or guidance, business strategy, environment, key trends and benefits of actual or planned acquisitions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The forward-looking statements are made in accordance with safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although we believe our expectations regarding future events are based on reasonable assumptions, any or all forward-looking statements in this prospectus may be based on inaccurate assumptions or not account for known or unknown risks and uncertainties, and therefore, be incorrect. Consequently, no forward-looking statement is guaranteed, and actual future results may vary materially from the results expressed or implied in our forward-looking statements. The cautionary statements in this prospectus expressly qualify all of our forward-looking statements. In addition, we are not obligated, and do not intend, to update any of our forward-looking statements at any time unless an update is required by applicable securities laws.
Factors that could cause actual results to differ from those expressed or implied in the forward-looking statements include, but are not limited to, those discussed in Part I, Item 1A — Risk Factors of our annual report on Form 10-K for the year ended December 31, 2025 and any subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Specifically, we may experience fluctuations in future operating results due to a number of economic conditions and other factors, including: the failure to realize the anticipated results from the new products being developed or new technologies being deployed; the failure to realize the anticipated selling, general and administrative expense savings from restructuring; local, regional and national economic conditions and the impact they may have on the company and its customers; disruption caused by health epidemics; conditions in the ethanol and biofuels industry, including a sustained decrease in the level of supply or demand for ethanol and biofuels or a sustained decrease in the price of ethanol or biofuels, distillers grains, Ultra-High Protein, and renewable corn oil; competition in the ethanol industry and other industries in which we operate; commodity market risks, including those that may result from weather conditions, changes in government policies and global political or economic issues; the financial condition of the company’s customers and counterparties; any non-performance by customers and counterparties of their contractual obligations; changes in safety, health, environmental and other governmental policy and regulation, including changes to tax laws such as the One Big Beautiful Bill Act, tariffs, renewable fuel programs, tax credit programs and low carbon programs; risks related to acquisition and disposition activities and achieving anticipated results; risks associated with merchant trading; the results of any reviews, investigations or other proceedings by government authorities; the performance of the company; and other factors detailed in reports filed with the SEC.
In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or any document incorporated by reference might not occur. We caution investors not to place undue reliance on the forward-looking statements, which represent management’s views only as of the date of this prospectus or documents incorporated by reference. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

OUR BUSINESS
References to “we,” “us,” “our,” “Green Plains,” or the “company” refer to Green Plains Inc. and its subsidiaries.
Incorporated in Iowa, Green Plains is a renewable fuels and agricultural technology company focused on producing low-cost, low-carbon intensity (“CI”) ethanol and related co-products, including high protein feeds and corn oil from locally sourced corn. Our goal is to create value through an operational excellence focus including disciplined operations, cost leadership and carbon reduction as we position the company to benefit from expanding low-carbon fuel markets.
Founded in 2004, Green Plains now owns nine strategically located plants across the Midwest, capable of processing approximately 287 million bushels of corn annually, when all plants are operating. Our focus remains on operating safely, efficiently and cost-effectively while reducing the CI of our products and maintaining financial flexibility to support long term growth. Our streamlined platform is positioned to create value through our focus on operational excellence, continuous improvement and disciplined capital allocation.
We group our business activities into the following two operating segments to manage performance:
•
Ethanol Production.   Our ethanol production segment includes the production, storage and transportation of ethanol, distillers grains, Ultra-High Protein at four plants, and renewable corn oil at nine biorefineries in Illinois, Indiana, Iowa, Minnesota and Nebraska, in addition to carbon capture and storage (“CCS”) facilities at our three Nebraska plants. At capacity, our nine facilities are capable of processing approximately 287 million bushels of corn per year and producing approximately 850 million gallons of ethanol, 2.0 million tons of distillers grains and Ultra-High Protein, and 296 million pounds of renewable corn oil, a low-carbon feedstock for biodiesel and renewable diesel. Our eight facilities currently in operation are capable of processing approximately 246 million bushels of corn and producing 730 million gallons of ethanol, 1.7 million tons of distillers grains and Ultra-High Protein, and 254 million pounds of renewable corn oil. We are one of the largest ethanol producers in North America.

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Agribusiness and Energy Services.   Our agribusiness and energy services segment includes grain procurement, storage and commodity marketing. We market our ethanol through a third party and also sell and distribute our ethanol plant co-products, including distillers grains and corn oil. We also buy and sell natural gas and other commodities in various markets.

Our carbon reduction strategy plays a central role in achieving lower CI biofuel production and participation in various clean fuel programs. Our CCS facilities are operational at our Central City, Wood River, and York facilities in Nebraska. These plants are connected to the Tallgrass Trailblazer CO2 Pipeline, while one of our Iowa and all of our Minnesota locations are committed to CCS through Summit Carbon Solutions, which projects operations commencing in 2028. CCS initiatives are expected to significantly lower CI across our platform. Based on current CI score estimates, all Green Plains facilities in operation are expected to qualify for the Section 45Z Clean Fuel Production Credit in 2026, inclusive of five non-CCS facilities.
Our margins are highly dependent on commodity prices, particularly for ethanol, distillers grains, Ultra-High Protein, corn oil, soybean meal, corn, and natural gas. Since market price fluctuations of these commodities are not always correlated, our operations may be unprofitable at times. We use a range of risk management tools and hedging strategies to monitor price risk exposure at our ethanol plants and mitigate commodity volatility. Our profitability could be significantly impacted by price movements of the aforementioned commodities.
Executive Offices
Our executive offices are located at 1811 Aksarben Drive, Omaha, Nebraska 68106, and our telephone number is (402) 884-8700. Our website is www.gpreinc.com. Information contained on our website is not a part of this prospectus.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before purchasing our securities, you should carefully consider the risks, uncertainties and forward-looking statements described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025 and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), as well as information incorporated by reference into this prospectus, any applicable prospectus supplement or any free writing prospectus. If any of these risks were to occur, our business, financial condition, results of operations or stock price could be materially adversely affected. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Before deciding whether to invest in our securities, you should also refer to the other information contained in or incorporated by reference into this prospectus, including the section entitled “Cautionary Information Regarding Forward Looking Statements.”

USE OF PROCEEDS
We will not receive any proceeds from the sale of the common stock offered under this prospectus. Any proceeds from the sale of common stock under this prospectus will be received by the respective Selling Stockholder. However, upon any exercise of the BlackRock Warrants by payment of cash, we will receive the exercise price of such BlackRock Warrants. In addition, pursuant to the warrant agreements that govern the BlackRock Warrants, we will pay certain expenses, other than underwriting discounts and commissions, associated with the sale of common stock by the Selling Stockholders pursuant to this prospectus.

SELLING STOCKHOLDERS
Beneficial Ownership
Up to 550,000 shares of common stock may be offered for resale by the Selling Stockholders under this prospectus.
BlackRock Warrants
Pursuant to a side letter between the Company, the Investors, and others dated August 10, 2025 (the “Side Letter”), the Investors have the right (the “Exchange Right”) to exchange their interests in FQT for such Investors’ pro rata share of 500,000 warrants to purchase common stock of the Company on the same terms and rights as the common stock warrants of the Company issued pursuant to those certain warrant agreements, dated as of August 10, 2025, between the Company and each Investor named therein.
Following the exercise by the Investors of their Exchange Right, on June 16, 2026, we entered into the Membership Interest Purchase Agreement with the Investors, pursuant to which the Investors transferred to us their interests in FQT in exchange for the issuance by us of the BlackRock Warrants, allocated among the Investors in proportion to their respective interests in FQT. The BlackRock Warrants are exercisable at an exercise price of $0.01 per share for a number of shares calculated pursuant to a formula set forth in the respective warrant agreement, with an exercise period ending on June 16, 2036.
The BlackRock Warrants provide an exercise right that allows the holder to exercise all or any portion of the BlackRock Warrants, subject to the limitations set forth in the respective warrant agreement, at any time from time to time prior to the expiration date. The holder of a BlackRock Warrant shall not have the right to exercise any portion of such BlackRock Warrant otherwise exercisable to the extent that any such exercise would result in the holder of the BlackRock Warrant and its affiliates, if acting as a group and required to aggregate their beneficial ownership of shares of common stock pursuant to Section 13(d) of the Exchange Act, owning more than 19.8% of the number of shares of common stock outstanding immediately after giving effect to the issuance of common stock issuable upon such exercise (the “BlackRock Beneficial Ownership Limitation”). This prospectus covers the resale of the maximum number of shares of common stock issuable upon the exercise of the BlackRock Warrants, without regard to any limitations on the exercise of the BlackRock Warrants, including the BlackRock Beneficial Ownership Limitation.
The following table sets forth the number of shares of common stock being offered by the Selling Stockholders, including their donees, pledgees, transferees or other successors-in-interest, subject to the transfer restrictions described in this prospectus and the documents incorporated by reference herein, based on the assumptions that: (i) all shares of common stock registered for sale by this registration statement will be sold by or on behalf of the Selling Stockholders and (ii) no other shares of common stock will be acquired prior to completion of this offering by the Selling Stockholders. The following table also sets forth the number of shares known to us, based upon information furnished by, or on behalf of, the Selling Stockholders, to be beneficially owned by the Selling Stockholders as of June 22, 2026, assuming the full exercise of the BlackRock Warrants and without regard to any limits on exercise, including the BlackRock Beneficial Ownership Limitation. The Selling Stockholders are not making any representation that any shares covered by this prospectus will be offered for sale. The Selling Stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of the shares.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to common stock and the right to acquire such voting or investment power within 60 days through the exercise of any option, warrant or other right. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of common stock beneficially owned by them. Except as described in the footnotes to the following table and under “Material Relationships with the Selling Stockholders” below, none of the persons named in the table has held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus. The inclusion of any shares of common stock in this table does not constitute an admission of beneficial ownership for the person named below.
Holders of our common stock vote together as a single class. As of June 16, 2026, approximately 70,101,160 shares of common stock were outstanding and as of June 22, 2026, up to 550,000 shares of common stock were issuable upon exercise of the BlackRock Warrants, subject to the BlackRock Beneficial Ownership Limitation. The percentages in the table below assume the full exercise of the BlackRock Warrants without regard to any limits on conversion, including the BlackRock Beneficial Ownership Limitation.
	Shares of Common Stock Beneficially Owned Before the Offering		Number of shares of Common Stock that may be sold hereby(2)	Number of Shares Beneficially Owned After the Offering
Selling Stockholder:	Shares	Voting Power(1)		Shares	Voting Power(1)
Entities affiliated with BlackRock, Inc.(3)	550,000	*	550,000	—	—

*
Represents less than 1% of issued and outstanding shares of our common stock.

(1)
Represents percentage of voting power of our common stock.

(2)
Represents the number of shares being registered on behalf of the Selling Stockholders pursuant to this registration statement, which may be less than the total number of shares held by the Selling Stockholders.

(3)
The registered holders of the referenced shares are the following funds and accounts under management by subsidiaries of BlackRock, Inc.: BlackRock Global Allocation Fund, Inc., BlackRock Global Allocation Collective Fund, BlackRock Total Return Bond Fund and Strategic Income Opportunities Bond Fund. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts.

The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is: 50 Hudson Yards, New York, NY 10001.
Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or other funds and accounts under management by subsidiaries of BlackRock, Inc.
Material Relationships with the Selling Stockholders
Pursuant to the Side Letter, the Investors had an Exchange Right to exchange their interests in FQT for such Investors’ pro rata share of 500,000 warrants to purchase common stock of the Company on the same terms and rights as the common stock warrants of the Company issued pursuant to those certain warrant agreements, dated as of August 10, 2025, between the Company and each Investor named therein.
On June 16, 2026, we entered into the Membership Interest Purchase Agreement with the Investors, pursuant to which the Investors transferred to us their interests in FQT in exchange for the issuance by us of the BlackRock Warrants, allocated among the Investors in proportion to their respective interests in FQT. The Investors acknowledged and agreed in the Membership Interest Purchase Agreement that the transaction fulfills and complies with the exchange right previously held by them.
On February 9, 2021, Green Plains SPE LLC, a wholly-owned special purpose subsidiary, issued $125 million of junior secured mezzanine notes due 2026 (the “Junior Notes”) to BlackRock. The Junior Notes were amended on May 7, 2025, which extended the maturity date from February 9, 2026 to May 15, 2026. In connection with the amendment to the Junior Notes, we executed the second amended and restated warrant agreements with BlackRock. The warrants were exercisable at an exercise price of $0.01 per share, with an exercise period ending on December 31, 2029. All warrants issued to BlackRock pursuant to this amendment were exercised during the year ended December 31, 2025.
On May 7, 2025, we entered into a supplemental indenture with certain funds and accounts managed by BlackRock with respect to our Junior Notes. In connection with the supplemental indenture, we executed second amended and restated warrant agreements with BlackRock, covering an aggregate 2,000,000 warrants to purchase shares of common stock. The warrants pursuant to the second amended and restated warrant agreements were exercisable at an exercise price of $0.01 per share, with an exercise period ending on December 31, 2029. All warrants issued to BlackRock pursuant to the second amended and restated warrant agreement were exercised during the year ended December 31, 2025.
On August 10, 2025, we amended and restated the indenture covering the Junior Notes with BlackRock to extend the maturity date to September 15, 2026, with an amendment fee of 2.5% added to the principal balance of the Junior Notes, payable at the maturity date. The interest rate increased by 0.5% after the amendment, and by an additional 0.5% each quarter on each scheduled interest payment date. The amendment added certain financial covenant requirements, including restrictions on additional debt and certain transfer of assets. Also as part of the amendment, we executed a subscription agreement with certain funds and accounts under management by BlackRock pursuant to which we agreed to issue, and certain funds and accounts under management by BlackRock purchased, 3,250,000 stock warrants at a strike price of $0.01 per share with a ten year exercise period. The amendment also included the right for such funds and accounts to exchange up to 750,000 warrants for a pro rata share of $6 million of outstanding principal of Junior Notes. The subscription agreement obligated us to register for resale the shares of common stock underlying warrants issued to BlackRock. On September 25, 2025, proceeds from the sale of our Obion, Tennessee facility were used to fully retire the Junior Notes. All warrants issued to BlackRock pursuant to this amendment were exercised during the year ended December 31, 2025.
Any applicable prospectus supplement, amendment or other permissible disclosure document will also disclose whether a Selling Stockholder has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION
The common stock is being registered to permit the Selling Stockholders to offer and sell such shares from time to time after the date of this prospectus. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We will not receive any of the proceeds from the offering by the Selling Stockholders of the shares of common stock offered under this prospectus. However, upon any exercise of the BlackRock Warrants by payment of cash, we will receive the exercise price of such BlackRock Warrants. We will bear the fees and expenses incurred by us in connection with our obligation to register the common stock pursuant to the terms of each warrant agreement. If the shares are sold through underwriters or broker-dealers, we will not be responsible for underwriting discounts or commissions or agents’ commissions.
The Selling Stockholders may use any one or more of the following methods when disposing of the common stock pursuant to this prospectus or interests therein:
•
on the Nasdaq Global Market or any national securities exchange or quotation service on which shares of our common stock may be listed or quoted at the time of sale;

•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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in underwritten transactions;

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distributions to members, general partners and limited partners;

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short sales effected after the date the registration statement of which this prospectus is a part becomes effective;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
broker-dealers may agree with a Selling Stockholder to sell a specified number of such common stock at a stipulated price per security; and

•
a combination of any such methods of sale or by any other legally available means.

In addition, any shares of common stock that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.
The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the common stock owned by them and, if any Selling Stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Stockholders to include the pledgee, transferee or other successors in interest as the Selling Stockholders under this prospectus. In connection with the sale of our common stock or interests therein, a Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume.
The Selling Stockholders may also sell our common stock short and deliver these securities to close out its short positions, or loan or pledge our common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). A Selling Stockholder also may transfer the common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the Selling Stockholder for purposes of this prospectus. The number of shares of common stock beneficially owned by a Selling Stockholder will decrease as and when it transfers its securities or defaults in performing obligations secured by such shares. The plan of distribution for the common stock offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, distributees, pledgees, affiliates, other secured parties or other successors in interest will be Selling Stockholders for purposes of this prospectus.
The aggregate proceeds to the Selling Stockholders from the sale of the common stock will be the purchase price of the common stock less discounts and commissions, if any.
In offering the common stock covered by this prospectus, the Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the Selling Stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. If a Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, a Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.
To the extent required, the common stock to be sold, the name of the Selling Stockholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
Under the securities laws of some states, if applicable, the common stock registered hereby may be sold in those states only through registered or licensed brokers or dealers. In addition, in some states such common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
The Selling Stockholders are subject to the applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the common stock offered in this prospectus by the Selling Stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities for the common stock.
We cannot assure you that the Selling Stockholders will sell all or any portion of the common stock registered pursuant to this registration statement. The Selling Stockholders may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

DESCRIPTION OF COMMON STOCK
We are authorized to issue 150,000,000 shares of common stock, $0.001 par value per share. As of June 16, 2026, approximately 75,768,814 shares of common stock were issued and approximately 70,101,160 shares of common stock were outstanding, held of record by approximately 1,554 shareholders of record, not including beneficial holders whose shares are held in names other than their own. As of June 16, 2026, we had outstanding warrants issued to BlackRock to purchase up to an aggregate of 550,000 shares of our common stock at an exercise price of $0.01 per share.
The following descriptions of our common stock and provisions of our Second Amended and Restated Articles of Incorporation, as amended (“Articles”), and our Fifth Amended and Restated Bylaws (“Bylaws”), are only summaries. We encourage you to review complete copies of these documents, which have been filed as exhibits to our periodic reports with the SEC.
Dividends, Voting Rights and Liquidation
Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, and do not have cumulative voting rights. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. Payments of dividends by our subsidiaries to Green Plains may be restricted by certain debt covenants. Future declarations of dividends are subject to approval by our board of directors and may be adjusted as business needs or market conditions change.
All outstanding shares of common stock are fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations.
Listing
Our common stock is listed under the symbol “GPRE” on The Nasdaq Global Market.
Transfer Agent and Registrar
Computershare Investor Services, LLC is the transfer agent and registrar for our common stock. Their address is 150 Royall Street, Suite 101, Canton, Massachusetts 02021, and their telephone number is (800) 962-4284.
Iowa Law and Certain Charter and Bylaw Provisions
The provisions of (1) Iowa law, (2) our Articles and (3) our Bylaws, discussed below could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that shareholders may otherwise consider to be in their best interests or in our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.
Iowa Statutory Law.   We are subject to the anti-takeover provisions of Section 490.1110 of the Iowa Business Corporation Act. In general, Section 490.1110 prohibits a publicly-held Iowa corporation from engaging in a “business combination” with an “interested shareholder” for a period of three years after the date of the transaction in which the person became an interested shareholder, unless the business combination is, or the transaction in which the person became an interested shareholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 490.1110, a “business combination”

is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder, and, subject to certain exceptions, an “interested shareholder” is a person who, together with his or her affiliates and associates, owns (or within three years prior, did own) 10% or more of the corporation’s voting stock.
Moreover, under Section 490.1108A of the Iowa Business Corporation Act, in determining what he or she believes to be in the best interests of the company when considering an acquisition, merger or similar proposal, a director may, in addition to considering the effects of any action on shareholders, consider the effects of the action on employees, suppliers, creditors, customers and the communities in which we operate as well as long-term and short-term interests of the company and its shareholders, including the possibility that these interests may be best served by the continued independence of the company. The Iowa Business Corporation Act also provides that consideration “of any or all of the community interest factors is not a violation of the business judgment rule or of any duty of the director to the shareholders, or a group of shareholders, even if the director reasonably determines that a community interest factor or factors outweigh the financial or other benefits to the corporation or a shareholder or group of shareholders.” This provision may have anti-takeover effects in situations in which the interests of our stakeholders, other than shareholders, conflict with the short-term maximization of shareholder value.
The board of directors is authorized to create new directorships and to fill such positions so created and is permitted to specify the class to which any such new position is assigned. The board of directors (or its remaining members, even if less than a quorum) is also empowered to fill vacancies on the board of directors occurring for any reason for the remainder of the term in which the vacancy occurred. Members of the board of directors may only be removed for cause and only by the affirmative vote of 66 2∕3% of our outstanding voting stock. These provisions are likely to increase the time required for shareholders to change the composition of the board of directors.
Advance Notice Provisions for Shareholder Proposals and Shareholder Nominations of Directors.   Our Bylaws provide that, for nominations to the board of directors or for other business to be properly brought by a shareholder before a meeting of shareholders, the shareholder must first have given timely notice of the proposal or director nomination in writing to our Corporate Secretary. A shareholder’s notice generally must be delivered not less than 90 nor more than 120 days prior to the one-year anniversary of the prior year’s annual meeting; provided, however, that in the event of a special meeting or the date of the annual meeting is advanced by more than 30 days or delayed by more than 30 days from the anniversary of the previous year’s annual meeting, notice by the shareholder to be timely must be received by the company not earlier than the close of business on the 90th day prior to such meeting and not later than the close of business on the later of the 60th day prior to such meeting or the 10th day following the day on which public disclosure of the date of such meeting is first made. Detailed requirements as to the form of the notice and information included in the notice are specified in the Bylaws. If it is determined that business was not properly brought before a meeting in accordance with our bylaw provisions, such business will not be conducted at the meeting.
Our Bylaws also permit a shareholder, or a group of up to 20 shareholders, owning 3% or more of our common stock continuously for a period of at least three years, to nominate for election to our Board and have such director nominations included in our proxy materials, a number of director candidates equal to the greater of (i) two individuals or (ii) 20% of our Board, provided that the shareholder(s) and the nominee(s) satisfy certain requirements specified in the Bylaws. Under these procedures, notice must be received by our corporate secretary at our principal executive offices not less than 120 calendar days, and not more than 150 calendar days, prior to the one-year anniversary of the date that our proxy statement was released to shareholders in connection with the prior year’s annual meeting of shareholders. In accordance with our Bylaws, the shareholder notice must contain certain information about the candidate the shareholder(s) desires to nominate for election as a director, the shareholder(s) giving the notice and the beneficial owner(s), if any, on whose behalf the nomination is made.
Special Meetings of Shareholders.   Special meetings of the shareholders may be called only by our Chairman of the Board, Chief Executive Officer, President, the Board of Directors, or one or more shareholders of record that collectively own at least 20% of all of the outstanding shares entitled to vote at the proposed special meeting.

Shareholder Action by Written Consent.   Our Bylaws do not permit our shareholders to act by written consent, except where otherwise required by the Iowa Business Corporation Act, which requires written consents signed by holders of shares having not less than ninety percent of the votes entitled to be cast at a meeting at which all shares entitled to vote on the action were present and voted. Accordingly, the ability of shareholders to act by written consent is remote.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Husch Blackwell LLP, Omaha, Nebraska. Certain legal matters in connection with this offering will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas.

EXPERTS
The consolidated financial statements of Green Plains Inc. and subsidiaries as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Our SEC filings are also available to the public on our website at www.gpreinc.com. The information contained on our website is not included or incorporated by reference into this prospectus. In addition, our common stock is listed for trading on The Nasdaq Global Market under the symbol “GPRE.”
This prospectus is only part of a Registration Statement on Form S-3 that we have filed with the SEC under the Securities Act, and therefore omits certain information contained in the Registration Statement. We have also filed exhibits and schedules with the Registration Statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The documents we are incorporating by reference as of their respective dates of filing are (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
1.
Our Annual Report on Form 10-K, filed on February 10, 2026, for the year ended December 31, 2025;

2.
Our Quarterly Report on Form 10-Q, filed on May 7, 2026, for the three months ended March 31, 2026;

3.
The portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 24, 2026 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025;

4.
Our Current Reports on Form 8-K filed on January 5, 2026, January 12, 2026, April 23, 2026, and June 11, 2026; and

5.
The description of our common stock set forth in our registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on December 16, 2005, including any amendment or report filed with the SEC for the purpose of updating this description, including any amendment or report filed with the Commission for the purpose of updating this description, including Exhibit 4.3 of our Annual Report on Form 10-K for the year ended December 31, 2025.

You may request, orally or in writing, a copy of these filings, which will be provided to you at no cost, by contacting our investor relations department at our principal executive offices, which are located at 1811 Aksarben Drive, Omaha, Nebraska 68106, Attention: Investor Relations; Telephone: (402) 884-8700.
To the extent that any statements contained in a document incorporated by reference are modified or superseded by any statements contained in this prospectus, such statements shall not be deemed incorporated in this prospectus except as so modified or superseded.
All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities hereby are incorporated by reference and become a part of this prospectus from the date such documents are filed. Any statement contained in this prospectus or in a document incorporated by reference is modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequent filed document modifies or supersedes such statement.

GREEN PLAINS INC.
550,000 shares of common stock Offered by the Selling Stockholders
Issuable Upon Exercise of Outstanding Warrants

PROSPECTUS

The date of this prospectus is June 22, 2026.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth the company’s estimates (other than the SEC registration fee and FINRA filing fee) of the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.
ITEM	AMOUNT
SEC registration fee	$1,097.55
FINRA filing fee	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Printing fees	(1)
Transfer agent fees and expenses	(1)
Miscellaneous fees and expenses	(1)
Total	$1,097.55(1)

(1)
These fees and expenses are dependent upon the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers.
The Company is an Iowa corporation. Our Fifth Amended and Restated Bylaws require us to indemnify directors and officers to the full extent permitted by the Iowa Business Corporation Act.
Under the Iowa Business Corporation Act, we must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the Company against reasonable expenses incurred by the director in connection with the proceeding. Further, under the Iowa Business Corporation Act, officers who are not directors, are afforded the same mandatory indemnification protections as directors upon successful application to the court. Additionally, we may indemnify our directors and officers where: (A)(i) the individual acted in good faith; (ii) the individual reasonably believed that (a) in the case of conduct in the individual’s official capacity, that the individual’s conduct was in the best interests of the corporation or (b) in all other cases, that the individual’s conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful, or (B) the individual engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation.
We carry insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers.
We have entered into indemnification agreements with each of our officers and directors. Pursuant to the indemnification agreements, we are required to, among other things, indemnify each indemnitee against all expenses (including, attorneys’ fees, disbursements and retainers, accounting and witness fees and other disbursements and expenses) incurred in connection with certain proceedings that relate to the indemnitee’s service as an officer or director of the company. Further, we are required to indemnify for expenses incurred by the indemnitee in defense of a proceeding to the extent the indemnitee has been successful on the merits or otherwise. Finally, if the indemnitee is involved in certain proceedings as a result of the indemnitee’s serving as our officer or director, we are required to advance all expenses incurred by or on behalf of the indemnitee in connection with such proceeding, without regard to the indemnitee’s ability to repay the expenses and without regard to the indemnitee’s ultimate entitlement to indemnification under the other provisions of the indemnification agreement; provided, however, that to the extent required by Iowa law, the indemnitee shall repay all the expenses paid to the indemnitee if it is finally determined that the indemnitee is not entitled to be indemnified.
The indemnification agreements contain certain exceptions to our obligation to indemnify. Among these exceptions, we are not obligated to make any indemnity in connection with any claim made against the indemnitee: (i) for which payment has actually been made to or on behalf of the indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provisions, (ii) for an accounting of profits made from the purchase and sale (or sale and purchase) by the indemnitee of securities of the company within the meaning of Section 16(b) of the Exchange Act, or similar provisions of state statutory law or common law; (iii) for which indemnitee settles a claim without our consent; (iv) for which such indemnitee is finally adjudged to have gained any person profit or advantage to which he or she was not legally entitled; (v) for which indemnitee’s conduct is finally adjudged to have been willful misconduct, knowingly fraudulent, deliberately dishonest or in violation of indemnitee’s duty of loyalty to us; (vi) for proceedings initiated or brought voluntarily by such indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under the applicable indemnification agreement or any other statute or law or otherwise as required by Iowa law; (vii) for which the indemnitee is indemnified by us otherwise than pursuant to the indemnification agreement; or (viii) for which a court of competent jurisdiction had made a final determination that indemnification under the indemnification agreement is unlawful.
The indemnification agreements also require us to obtain and maintain a policy or policies of insurance with a reputable insurance company providing the indemnitee with coverage for losses from wrongful acts and an indemnitee who is an officer or director shall be named as an insured.
All agreements and obligations of the company contained in the indemnification agreements shall continue during the period when the officer or director who is a party to an indemnification agreement is an officer or director of the company (or is serving at the request of the company as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as such director shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative. In addition, the indemnification agreements provide for partial indemnification and advance of expenses.
We have been advised that, in the opinion of the SEC, indemnification for certain liabilities is against public policy as expressed in the Exchange Act and is, therefore, unenforceable.
Item 16.   Exhibits.
(a)   Exhibits.
EXHIBIT NO.	DESCRIPTION OF EXHIBIT
1.1*	Form of Underwriting Agreement.
2.1(a)	Asset Purchase Agreement among Hereford Ethanol Partners, L.P. and Green Plains Hereford LLC, dated December 14, 2020 (incorporated by reference herein to Exhibit 2.1 to the company’s Current Report on Form 8-K filed on December 15, 2020).
2.1(b)	Asset Purchase Agreement, dated December 14, 2020, by and among Green Plains LP, Green Plains Holdings LLC, Green Plains Operating Company LLC, Green Plains Ethanol Storage LLC, Green Plains Logistics LLC, Green Plains Inc., Green Plains Trade Group LLC and Green Plains Hereford LLC. (incorporated herein by reference to Exhibit 2.2 to the company’s Current Report on Form 8-K filed on December 15, 2020).
2.2	Agreement and Plan of Merger, dated September 16, 2023, by and among Green Plains Inc., GPLP Holdings Inc., GPLP Merger Sub LLC, Green Plains Holdings LLC and Green Plains Partners LP. (The schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.) (incorporated herein by reference to Exhibit 2.1 to the company’s Current Report on Form 8-K filed September 18, 2023).

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
2.3(a)	Asset Purchase Agreement, dated August 22, 2025, by and among Green Plains Obion LLC and POET Biorefining — Obion, LLC. (incorporated herein by reference to Exhibit 2.1 to the company’s Current Report on Form 8-K filed on August 27, 2025).
2.3(b)	First Amendment to Asset Purchase Agreement, dated September 25, 2025 by and between Green Plains Obion LLC and POET Biorefining — Obion, LLC (incorporated herein by reference to Exhibit 2.1(b) to the company’s Quarterly Report on Form 10-Q filed on November 5, 2025).
3.1(a)	Second Amended and Restated Articles of Incorporation of the company (incorporated herein by reference to Exhibit 3.1 of the company’s Current Report on Form 8-K filed October 15, 2008).
3.1(b)	Articles of Amendment to Second Amended and Restated Articles of Incorporation of Green Plains Renewable Energy, Inc. (incorporated herein by reference to Exhibit 3.1 of the company’s Current Report on Form 8-K filed May 9, 2011).
3.1(c)	Second Articles of Amendment to Second Amended and Restated Articles of Incorporation of Green Plains Renewable Energy, Inc. (incorporated herein by reference to Exhibit 3.1 to the company’s Current Report on Form 8-K filed May 16, 2014).
3.1(d)	Third Articles of Amendment to Second Amended and Restated Articles of Incorporation of Green Plains, Inc. (incorporated herein by reference to Exhibit 3.1 to the company’s Current Report on Form 8-K filed on May 6, 2022).
3.2	Fifth Amended and Restated Bylaws of Green Plains, Inc. dated November 14, 2022 (incorporated herein by reference to Exhibit 3.1 to the company’s Current Report on Form 8-K filed on November 16, 2022).
4.1(a)	Indenture, dated March 1, 2021, between Green Plains Inc. and Wilmington Trust, National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to the company’s Current Report on Form 8-K dated March 1, 2021).
4.1(b)	First Supplemental Indenture relating to the 2.25% Convertible Senior Notes due 2027, dated as of March 1, 2021, between Green Plains Inc. and Wilmington Trust, National Association, including the form of Global Note attached as Exhibit A thereto (incorporated herein by reference to Exhibit 4.2 to the company’s Current Report on Form 8-K dated March 1, 2021).
4.1(c)	Form of Global Note representing 2.25% Convertible Senior Notes due 2027 (included as a part of Exhibit 4.1(b)).
4.2	Indenture relating to the 4.00% Convertible Senior Notes due 2024, dated as of June 21, 2019, between Green Plains Inc. and Wilmington Trust, National Association, including the form of Global Note attached as Exhibit A thereto (incorporated herein by reference to Exhibit 4.1 of the company’s Current Report on Form 8-K filed on June 21, 2019).
4.3(a)	Indenture, dated October 27, 2025, between Green Plains Inc. and Wilmington Trust, National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to the company’s Current Report on Form 8-K filed on October 28, 2025).
4.3(b)	Form of Global Note representing 5.25% Convertible Senior Notes due 2030 (included as a part of Exhibit 4.3(a) of this Registration Statement) (incorporated herein by reference to Exhibit 4.1 to the company’s Current Report on Form 8-K filed on October 28, 2025).
4.4(a)**	Warrant Agreement to Purchase Common Stock of Green Plains Inc., dated June 16, 2026, by and between Green Plains Inc. and BlackRock Global Allocation Fund, Inc.
4.4(b)**	Warrant Agreement to Purchase Common Stock of Green Plains Inc., dated June 16, 2026, by and between Green Plains Inc. and BlackRock Global Allocation Collective Fund.
4.4(c)**	Warrant Agreement to Purchase Common Stock of Green Plains Inc., dated June 16, 2026, by and between Green Plains Inc. and Strategic Income Opportunities Bond Fund.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
4.4(d)**	Warrant Agreement to Purchase Common Stock of Green Plains Inc., dated June 16, 2026, by and between Green Plains Inc. and BlackRock Total Return Bond Fund.
5.1**	Opinion of Husch Blackwell LLP regarding legality of the securities being registered.
10.1	Subscription Agreement, dated August 10, 2025, by and between Green Plains Inc. and each of the subscribers named therein (incorporated herein by reference to Exhibit 10.12 to the company’s Quarterly Report on Form 10-Q filed on August 11, 2025).
10.2**	Membership Interest Purchase Agreement, dated June 16, 2026, by and among Green Plains Inc., BlackRock Global Allocation Fund, Inc., BlackRock Global Allocation Collective Fund, Strategic Income Opportunities Bond Fund and BlackRock Total Return Bond Fund.
23.1**	Consent of KPMG LLP.
23.2**	Consent of Husch Blackwell LLP (included in Ex. 5.1 to this Registration Statement on Form S-3).
24.1**	Power of Attorney (on signature page of this Registration Statement).
107**	Filing Fee Table.

*
To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act and incorporated herein by reference.

**
Filed herewith.

Item 17.   Undertakings.
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(8)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on June 22, 2026.
GREEN PLAINS INC.
By:
/s/ Chris G. Osowski

President and Chief Executive Officer
(Principal Executive Officer)
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Ryan Loneman and Ann Reis, and each of them, with full power to act without the other, as attorneys in fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney in fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys in fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated and on June 22, 2026.
NAME	TITLE
/s/ Chris G. Osowski Chris G. Osowski	President and Chief Executive Officer (Principal Executive Officer) and Director
/s/ Ann Reis Ann Reis	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ James D. Anderson James D. Anderson	Chairman of the Board
/s/ Farha Aslam Farha Aslam	Director
/s/ Steven J. Furcich Steven J. Furcich	Director
/s/ Carl J. Grassi Carl J. Grassi	Director
/s/ Brian D. Peterson Brian D. Peterson	Director

NAME	TITLE
/s/ Martin Salinas Jr. Martin Salinas Jr.	Director
/s/ Patrick Sweeney Patrick Sweeney	Director
/s/ Kimberly Wagner Kimberly Wagner	Director